Exhibit 99.1

News Release

Investor Relations:	Media Contact:
Randy Scherago	Val Webb
GeoEye	GeoEye
(703) 480-7529	(303) 254-2120
scherago.randy@geoeye.com	webb.val@geoeye.com
GEOEYE REPORTS STRONG 2010 THIRD QUARTER RESULTS
— Conference Call Scheduled for 8:30 a.m. EST, Tuesday, November 9, 2010 —
DULLES, Va. (Nov. 8, 2010) — GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial geospatial information and services, announced today strong revenue results for its fiscal third quarter ended Sept. 30, 2010.
“For the third quarter, we delivered strong revenue growth, operating margins and adjusted EBITDA results,” said Matt O’Connell, chief executive officer and president. “The recent award of a ten-year EnhancedView contract by the National Geospatial-Intelligence Agency (NGA), worth up to $3.8 billion, provides us with excellent revenue visibility for the next few years. We are also pleased by the support of the financial community, as we were able to raise approximately $200 million in the past few months. These monies enhanced our financial flexibility and will enable us to continue to grow in the future. We are well positioned to execute on the NGA EnhancedView contract and pursue our other strategic growth opportunities.”
THIRD QUARTER RESULTS
Total revenues were $86.5 million for the third quarter of 2010, an 8.1% increase from $79.9 million for the third quarter of 2009. The net loss available to common stockholders for the third quarter of 2010 was $6.5 million, or a loss of $0.30 per fully diluted share, compared to net income available to common shareholders of $12.5 million, or $0.61 per fully diluted share, for the third quarter of 2009. Pro-forma net income available to common stockholders for the third quarter of 2010 was $13.6 million, or $0.61 per fully diluted share, excluding the impact of non-operating charges during the quarter.
Revenues related to contracts with the U.S. government, the Company’s largest customer, were $55.2 million for the third quarter of 2010, representing 63.9% of total revenues for the period. Domestic revenues were $62.5 million for the third quarter of 2010, which were 72.3% of total revenues for the period. International revenues were $23.9 million for the third quarter of 2010, which were 27.7% of total revenues for the period. Domestic revenues increased 7.9% for the third quarter of 2010 compared to the same period in 2009. International revenues increased 8.7% for the third quarter of 2010, compared to the same period in 2009.
Operating profit for the third quarter of 2010 increased $1.4 million from the third quarter of 2009 to $29.1 million. Operating margin was 33.7% for the third quarter of 2010, compared to 34.7% in the same period in 2009. Adjusted EBITDA, a non-GAAP measurement defined as net income before interest, taxes, depreciation, amortization, non-cash recognition of stock compensation expense and other items, increased approximately $2.9 million to approximately $47.4 million for the third quarter of 2010 from $44.5 million the same period in 2009. Adjusted EBITDA margin was 54.8% for the third quarter of 2010, compared to 55.7% for the same period in 2009.

The Company ended the third quarter of 2010 with unrestricted cash, cash equivalents and short-term investments of $296.9 million, total assets of approximately $1.1 billion, stockholders’ equity of $415.1 million and long-term debt of $382.5 million.
RECENT OPERATING HIGHLIGHTS
•	On Aug. 6, 2010 the Company received a $3.8 billion contract award from the NGA for increased commercial satellite-imaging capacity. This competitively awarded contract includes the following components: $2.8 billion for commercial satellite imagery purchases over the next ten years; $702.0 million for value-added products and services to include the design and procurement of additional infrastructure to support government operations and monies for our EyeQ™ Web Mapping Services to be delivered under the SLA; the Company also received a $337.0 million cost share for the development and launch of the GeoEye-2 satellite.

•	On Sept. 22, 2010, the Company completed a convertible preferred stock sale to Cerberus Capital Management, L.P, generating proceeds of $78.0 million. This was the completion of a transaction commenced in March 2010.

•	On Sept. 30, 2010, the Company launched the commercial EyeQ service to provide Web mapping services to commercial customers. This Web hosting and dissemination tool is presently in testing at a number of commercial customers. The NGA is also deploying this Web dissemination tool as part of their RDOG program.

•	On Oct. 8, 2010, the Company issued $125.0 million of 8.625% Senior Secured Notes due 2016. The net proceeds of $122.2 million will be used for general corporate purposes, which may include working capital, future production and services expansion, contingent capital expenditures and other strategic opportunities.

•	During the quarter, the Company invested an additional $58.7 million for the continued development and construction of the GeoEye-2 imagery satellite. To date, the Company has invested $204.0 million in the GeoEye-2 satellite program.
NINE MONTH RESULTS
Total revenues for the nine months ended Sept. 30, 2010 were $247.8 million, a 25.2% increase from $197.9 million in the nine months ended Sept. 30, 2009. The Company’s Adjusted EBITDA for the nine-month period ended Sept. 30, 2010 was $133.2 million, an increase of 39.5% from the $95.5 million reported in the same period in 2009. GAAP net income available to common stockholders for the nine months ended Sept. 30, 2010 was $6.4 million, or $0.29 per fully diluted share, as compared to net income available to common stockholders of $20.3 million, or $0.99 per fully diluted share, in the same period of 2009. Pro-forma net income available to common stockholders for the nine months ended Sept. 30, 2010, was $35.1 million, or $1.59 per fully diluted share, excluding the impact of non-operating charges during the nine months.

FISCAL YEAR 2010 FINANCIAL OUTLOOK
GeoEye has refined its guidance and now expects fiscal 2010 revenue to range from $325 million to $330 million, and adjusted EBITDA in the range of $170 million to $175 million. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.
CONFERENCE CALL INFORMATION
GeoEye Inc. (NASDAQ:GEOY), will host a conference call for investors and analysts to discuss financial results for the third quarter ended September 30, 2010.
When: November 9, 2010 at 8:30 a.m. Eastern Time
To Participate: At least 10 minutes prior to the conference call, callers wishing to participate on the call may dial toll-free (877) 776-4039. International callers who wish to listen may dial at (631) 291-4808. Callers may identify themselves to the operator as GeoEye conference call participants or by using the conference ID: 18950794.
The conference call will also be webcast on the “Investor Relations” section of the Company’s corporate Web site, www.geoeye.com. To directly access the live webcast go to: http://www.geoeye.com/CorpSite/corporate/investor-relations/Default.aspx and click on the “Nov. 9, 2010 Investor Update Webcast” link. Please allow 15 minutes before the scheduled start time to register, download and install any necessary audio software.
Replay: An audio replay of the third quarter conference call will be available through midnight Nov. 16, 2010, by dialing 1-800-642-1687 and typing in the conference ID number: 18950794. International callers may dial 1-706-645-9291. An archived webcast of the conference call will be available at http://www.geoeye.com/CorpSite/corporate/investor-relations/Default.aspx approximately two hours after the conclusion of the call.

Selected financial results for the Company are as follows (dollars in thousands, except earnings per share):
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	9/30/10	9/30/09	Change
	(unaudited)
Revenues	$86,452	$79,941	$6,511
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	26,722	23,836	2,886
Depreciation and amortization	16,363	16,347	16
Selling, general and administrative	14,219	12,042	2,177

Total operating expenses	57,304	52,225	5,079

Income from operations	29,148	27,716	1,432
Interest expense, net	(5,719)	(8,659)	2,940
Other non-operating expense	(16,047)	—	(16,047)
Gain from sale of investment	700	—	700
Write-off of prepaid financing costs	(6,412)	—	(6,412)

Income before provision for income taxes	1,670	19,057	(17,387)
Provision for income taxes	(8,046)	(6,530)	(1,516)

Net (loss) income	(6,376)	12,527	(18,903)
Preferred stock dividends	(99)	—	(99)

	(6,475)	12,527	(19,002)
Income allocated to participating securities	—	—	—

Net (loss) income available to common stockholders	$(6,475)	$12,527	$(19,002)

Earnings (loss) per share
Basic	$(0.30)	$0.67	$(0.97)

Diluted	$(0.30)	$0.61	$(0.91)

Weighted average shares basic	21,792	18,617

Weighted average shares diluted	21,792	20,646

	Nine Months Ended
	9/30/10	9/30/09	Change
	(unaudited)
Revenues	$247,802	$197,853	$49,949
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	77,905	70,235	7,670
Depreciation and amortization	48,585	40,743	7,842
Selling, general and administrative	41,384	33,594	7,790

Total operating expenses	167,874	144,572	23,302

Income from operations	79,928	53,281	26,647
Interest expense, net	(21,714)	(22,839)	1,125
Other non-operating expense	(24,466)	—	(24,466)
Gain from sale of investment	700	—	700
Loss from early extinguishment of debt	(37)	—	(37)
Write-off of prepaid financing costs	(6,412)	—	(6,412)

Income before provision for income taxes	27,999	30,442	(2,443)
Provision for income taxes	(21,452)	(10,100)	(11,352)

Net income	6,547	20,342	(13,795)
Preferred stock dividends	(99)	—	(99)

	6,448	20,342	(13,894)
Income allocated to participating securities	(27)	—	(27)

Net income available to common stockholders	$6,421	$20,342	$(13,921)

Earnings per share
Basic	$0.30	$1.10	$(0.80)

Diluted	$0.29	$0.99	$(0.70)

Weighted average shares basic	21,544	18,544

Weighted average shares diluted	21,982	20,491

ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	9/30/10	9/30/09	9/30/10	9/30/09
Net (loss) income	$(6,376)	$12,527	$6,547	$20,342
Adjustments:
Interest expense, net	5,719	8,659	21,714	22,839
Loss from early extinguishment of debt	—	—	37	—
Write-off of prepaid financing costs	6,412	—	6,412	—
Provision for income taxes	8,046	6,530	21,452	10,100
Depreciation and amortization	16,363	16,347	48,585	40,743
Non-cash stock-based compensation expense	1,844	466	4,685	1,495
Non-cash change in fair value of financial instrument	16,047	—	24,466	—
Gain from sale of investment	(700)	—	(700)	—

Adjusted EBITDA	$47,355	$44,529	$133,198	$95,519

Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) before net interest income or expense, income tax expense (benefit), depreciation and amortization expenses, non-cash stock-based compensation expense and other items. We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations. However, Adjusted EBITDA is not a recognized term under financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies.
ADJUSTED NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS AND ADJUSTED EPS
(in thousands, except per share amounts)

	Three Months	Nine Months
	Ended 9/30/10	Ended 9/30/10

Net (loss) income available to common stockholders and diluted EPS	$(6,475)	$6,421
Adjustments:
Non-cash change in fair value of financial instrument	16,047	24,466
Write-off of prepaid financing costs	6,412	6,412
Gain from sale of investment	(700)	(700)
Income allocated to participating securities	(164)	—
Tax impact of adjustments	(1,521)	(1,543)

Adjusted net income available to common stockholders and adjusted diluted EPS	$13,599	$35,056

Weighted average shares diluted	21,792	21,982
Dilutive effect of stock options and other instruments	355	0

Proforma Fully Diluted Shares	22,147	21,982

Proforma EPS	$0.61	$1.59
Adjusted Net Income Available to Common Stockholders is a non-GAAP financial measure that represents net income available to common stockholders before other items, net of tax. Adjusted EPS is a non-GAAP financial measure that represents fully diluted earnings per share before other items, net of tax. We believe that Adjusted Net Income Available to Common Stockholders and Adjusted EPS provide useful information to investors because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that are not related to the ongoing operations of our business. However, Adjusted Net Income Available to Common Stockholders and Adjusted EPS are not recognized terms under financial performance under GAAP, and our calculation of Adjusted Net Income Available to Common Stockholders and Adjusted EPS may not be comparable to the calculation of similarly titled measures of other companies.

CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009	Change
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$246,701	$208,872	$37,829
Short-term investments	50,159	—	50,159
Accounts receivable — trade and unbilled receivables (net of allowances: 2010 - $1,480; 2009 - $923)	39,561	32,578	6,983
Income tax receivable	19,257	40,237	(20,980)
Restricted cash	3,953	52,268	(48,315)
Prepaid expenses	6,976	5,898	1,078
Other current assets	8,291	10,938	(2,647)

Total current assets	374,898	350,791	24,107
Property, plant and equipment, net	28,891	25,381	3,510
Satellites and related ground systems, net	603,347	505,035	98,312
Goodwill	34,264	34,264	—
Intangible assets, net	9,703	11,685	(1,982)
Non-current restricted cash	11,808	13,653	(1,845)
Other non-current assets	4,720	6,398	(1,678)

Total assets	$1,067,631	$947,207	$120,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,505	$33,997	$7,508
Current portion of deferred revenue	50,899	52,221	(1,322)
Current deferred tax liabilities	3,945	4,744	(799)
Current portion of long-term debt	—	497	(497)

Total current liabilities	96,349	91,459	4,890
Long-term debt	382,492	380,594	1,898
Long-term deferred revenue, net of current portion	170,468	192,313	(21,845)
Non-current income tax reserve	728	248	480
Deferred tax liabilities	2,078	2,078	—
Other non-current liabilities	431	560	(129)

Total liabilities	652,546	667,252	(14,706)

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock	1	—	1
Common stock	221	199	22
Additional paid-in capital	356,647	227,988	128,659
Retained earnings	58,216	51,768	6,448

Total stockholders’ equity	415,085	279,955	135,130

Total liabilities and stockholders’ equity	$1,067,631	$947,207	$120,424

STATEMENTS OF CASH FLOWS INFORMATION
(in thousands)

	Nine Months Ended
	9/30/10	9/30/09	Change
	(unaudited)
Net cash provided by operating activities	$94,995	$69,277	$25,718
Net cash used in investing activities	(149,905)	(57,918)	(91,987)
Net cash provided by financing activities	92,739	5,496	87,243

Net increase in cash and cash equivalents	37,829	16,855	20,974
Cash and cash equivalents, beginning of period	208,872	106,733	102,139

Cash and cash equivalents, end of period	$246,701	$123,588	$123,113

About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. In August, GeoEye was named one of Fortune Magazine’s “100 Fastest-Growing Companies” in the United States. The Company has more than 500 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. Additional information about GeoEye is available at www.geoeye.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which was filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010 and June 30, 2010 which we filed with the SEC on May 10, 2010 and Aug. 9, 2010, respectively, and our Registration Statement on Form S-3, which we filed with the SEC on October 1, 2010. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.
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